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                                                                    EXHIBIT 23.1


              Consent of Independent Certified Public Accountants


       We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84286) pertaining to the Amended and Restated 1990 Nonqualified Stock Option Plan of Brothers Gourmet Coffees, Inc. and its subsidiaries of our report dated March 28, 1998, with respect to the consolidated financial statements and schedule of Brothers Gourmet Coffees, Inc. and its subsidiaries included in its Annual Report (Form 10-K) for the year ended December 26, 1997.

                                                            Ernst & Young LLP

West Palm Beach, Florida
April 3, 1998